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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

        CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES
                              EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)                 August 31, 2006


                              HAROLD'S STORES, INC.
             (Exact name of registrant as specified in its charter)

          Oklahoma                       1-10892                 73-1308796
(State or other jurisdiction           (Commission             (IRS Employer
     of incorporation)                 File Number)          Identification No.)

                5919 Maple Avenue
                   Dallas, TX                                    75235
    (Address of principal executive offices)                   (Zip Code)

Registrant's telephone number, including area code:         (214) 366-0600


         (Former name or former address, if changed since last report.)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

         |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         On August 31, 2006, the Company and RonHow LLC ("RonHow" or the "Lender"), which is owned by Ronald de Waal and W. Howard Lester, entered into a Subordinated Loan Agreement ("Loan Agreement") pursuant to which the Lender loaned the Company $5.0 million (the "Loan"). The Loan is repayable at maturity on May 31, 2010 with interest payable monthly at the rate of 13.5% per year. $4.7 million of the Loan was used to pay down the principal balance of the Company's existing indebtedness under its revolving credit facility with Wells Fargo Retail Finance II LLC ("WFRF") and the $300,000 balance will be used as described below. The Company will have the right to reborrow under the WFRF credit facility in accordance with its terms. The Company also issued to the Lender a 10 year warrant to purchase up to 1,032 shares of a new series of preferred stock, designated Series 2006-B Preferred Stock with a liquidation value of $1,000 per share, at a purchase price of $0.01 per share, which will be vested ratably over the term of the Loan and will become exercisable upon payment in full or in the event of default under the Loan. The Loan is also convertible into Series 2006-B Preferred Stock at the option of the Lender at the rate of $1,000 of principal or accrued interest converted for each share of Series 2006-B Preferred Stock. Under the terms of the Loan Agreement, the lender also has the option to advance an additional $5 million. The Loan is guaranteed by the Company's subsidiaries and is secured by a security interest in all of the Company's and its subsidiaries' personal property. The Lender's rights to the collateral and to payment is subordinate to the Company's existing indebtedness to WFRF pursuant to the terms of a Subordination and Intercreditor Agreement between the Lender, WFRF and the Company.

          In connection with the Loan, the Company and WFRF entered into Amendment No. 5 to the existing credit facility to permit the new Loan from the Lender and to permit the $300,000 of additional funds loaned by the Lender to be used, at the Company's discretion and subject to certain conditions, for a transaction that would reduce the number of record holders of the Company's common stock so that the Company would no longer be required to file reports with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 (a "De-registration Transaction"). If the Company determines not to do a De-registration Transaction, the additional $300,000 will be used to pay down the balance of the existing WFRF credit facility. Other than to permit the Loan and the De-registration Transaction, there were no other material changes to the WFRF credit facility terms.

         The Series 2006-B Preferred Stock issuable upon conversion of the Loan or upon exercise of the warrant will be convertible into shares of common stock at a price of $0.43 per share, equal to the 20-day average closing price of the Company's common stock for the period ending immediately before closing of the Loan.

         On September 1, 2006, the Company issued a press release announcing this event. A copy of the Company's press release is attached as Exhibit 99.1 and incorporated herein by this reference.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

         See Item 1.01 above.

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ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

         As described above, on August 31, 2006, the Company granted to RonHow an option to convert the principal and accrued but unpaid interest under the Loan into shares of a new series of authorized but unissued preferred stock, designated Series 2006-B Preferred Stock, and issued to RonHow warrants to purchase shares of Series 2006-B Preferred Stock. The option and warrants were granted to RonHow in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Regulation D promulgated thereunder, among other available exemptions, because the securities were issued in a private transaction, RonHow is an accredited investor as described in Regulation D and RonHow purchased the securities for investment.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

         In connection with the grant of the option and warrants to RonHow to acquire shares of Series 2006-B Preferred Stock as described above, on August 31, 2006, the Company filed a Certificate of Designation with the Oklahoma Secretary of State to designate the rights of the Series 2006-B Preferred Stock, consisting of 25,000 shares. This Certificate of Designation operates as an amendment to the Company's Certificate of Incorporation under Oklahoma law.

         Pursuant to the Certificate of Designation, any outstanding shares of Series 2006-B Preferred Stock will be entitled to receive quarterly dividends that cumulate annually at a rate of 8% per annum, which will be reduced to 6% per annum if certain profitability targets are met. Dividends payable on the first July 1 and October 1 following the original issuance of Series 2006-B Preferred Stock will be payable in additional shares of Series 2006-B Preferred Stock, while dividends payable on the first January 1 and April 1 following the original issuance of Series 2006-B Preferred Stock will be payable in cash. After the first anniversary of the original issuance of Series 2006-B Preferred Stock, dividends will be payable in additional shares of Series 2006-B Preferred Stock or cash as the holder may elect. Following the third anniversary of the original issuance date, the Series 2006-B Preferred Stock will be redeemable at the option of the Company at a price equal to the initial purchase price plus cumulated and accrued but unpaid dividends.

         If and when issued, the Series 2006-B Preferred Stock will rank prior to the Company's existing Amended Series 2001-A Preferred Stock, Series 2002-A Preferred Stock, Series 2003-A Preferred Stock and Series 2006-A Preferred Stock for purposes of dividends and distribution of assets on liquidation. The holders of the Series 2006-B Preferred Stock, voting as a class, will have the right to designate a proportionate number of members of the board of directors equal as nearly as possible to the percentage of the Company's outstanding common stock on an as-converted basis represented by the Series 2006-B Preferred Stock. The Series 2006-B Preferred Stock will also vote with the common stock on an as-converted basis for the election of the remaining directors and on all other matters on which the common stock votes. In addition to the rights the holders of Series 2006-B Preferred Stock will have to designate directors, the holders of the Company's Amended Series 2001-A Preferred Stock and Series 2002-A Preferred Stock, voting together as a single class, and the holders of the Company's Series 2003-A Preferred Stock and Series 2006-A Preferred Stock, voting separately, also have similar rights to designate directors.

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         Following the issuance of Series 2006-B Preferred Stock, if and for so long as the outstanding shares of Series 2006-B Preferred Stock in the aggregate represent on an as-converted basis at least 10% of the Company's outstanding common stock, the Company may not take certain actions without the prior approval of the holders of a majority of the outstanding Series 2006-B Preferred Stock, including amendment of the Company's Certificate of Incorporation or Bylaws, changes in the size of the Company's authorized board of directors, redemption of or payment of dividends with respect to common stock or other securities junior to the Series 2006-B Preferred Stock, amendment or adoption of employee stock option or purchase plans, authorization of certain mergers or sales of substantially all of the Company's assets, entering into transactions with affiliates, and incurring indebtedness or making acquisitions or capital expenditures in excess of certain dollar amounts. The holders of the Series 2006-B Preferred Stock are also expected to be entitled to registration rights with respect to the common stock issuable upon conversion of the Series 2006-A Preferred Stock and will be entitled to preemptive rights in connection with future sales of common stock or other equity securities by the Company.

         In addition to the foregoing, on August 31, 2006, the Company filed an amendment to the existing Certificate of Designation of its Series 2006-A Preferred Stock to reduce the number of authorized shares of Series 2006-A Preferred Stock from 100,000 shares to 75,000 shares, to permit 25,000 shares to be designated as Series 2006-B Preferred Stock, and filed a Certificate of Correction of the Certificate of Designation for the Series 2006-A Preferred Stock to correct certain minor mistakes contained in the Certificate of designation as originally filed. The amendment and correction may be deemed to be an amendment to the Company's Certificate of Incorporation under Oklahoma law.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

         See the Index to Exhibits included with this Report for the exhibits filed as a part of this report.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                     HAROLD'S STORES, INC.


Date: September 1, 2006              By: /s/ Jodi L. Taylor
                                         ----------------------------
                                         Jodi L. Taylor, Chief Financial Officer


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                                INDEX TO EXHIBITS

4.1 Certificate of Correction to the Certificate of Designation of the Series 2006-A Preferred Stock dated August 31, 2006

4.2 Amendment to the Certificate of Designation of the Series 2006-A Preferred Stock dated August 31, 2006

4.3 Certificate of Designation of the Series 2006-B Preferred Stock of Harold's Stores, Inc., dated August 31, 2006

10.1 Amendment No. 5 to Loan and Security Agreement dated as of August 31, 2006, by and among Wells Fargo Retail Finance II, LLC, Harold's Stores, Inc., Harold's Financial Corporation, Harold's Direct, Inc., Harold's Stores of Texas, L.P., and Harold's of Jackson, Inc.

10.2 Reaffirmation of Continuing Guaranty executed as of August 31, 2006, by each of The Corner Properties, Inc., Harold's DBO, Inc., Harold's Limited Partners, Inc., Harold's of White Flint, Inc., and HSTX, Inc.

10.3 Subordinated Loan Agreement dated August 31, 2006 between Harold's Stores, Inc. and RonHow LLC.

10.4 Subordinated Note dated August 31, 2006 in the principal amount of $10 million from Harold's Stores, Inc. in favor of RonHow LLC

10.5 Subordinated Security Agreement dated August 31, 2006 between Harold's Stores, Inc., Harold's Financial Corporation, Harold's Direct, Inc., Harold's Stores of Texas, L.P., Harold's of Jackson, Inc., The Corner Properties, Inc., Harold's Limited Partners, Inc., HSTX, Inc. and RonHow LLC.

10.6 Subordinated Guaranty dated August 31, 2006 from Harold's Financial Corporation, Harold's Direct, Inc., Harold's Stores of Texas, L.P., Harold's of Jackson, Inc., The Corner Properties, Inc., Harold's Limited Partners, Inc., and HSTX, Inc. in favor of RonHow LLC.

10.7 Subordination and Intercreditor Agreement dated August 31, 2006 between Harold's Store's Inc., Harold's Financial Corporation, Harold's Direct, Inc., Harold's Stores of Texas, L.P., Harold's of Jackson, Inc., The Corner Properties, Inc., Harold's Limited Partners, Inc., HSTX, Inc., RonHow LLC and Wells Fargo Retail Finance II, LLC

10.8 Option Agreement dated August 31, 2006, by and between RonHow, LLC and Harold's Stores, Inc.

10.9 Warrant Agreement dated August 31, 2006, by and between RonHow, LLC and Harold's Stores, Inc.

99.1     Press release dated January 24, 2006, issued by Harold's Stores, Inc.


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